UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A (Rule 14a-101)

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SI INTERNATIONAL, INC.
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SI INTERNATIONAL

FREQUENTLY ASKED QUESTIONS (FAQS) – TRANSACTION WITH SERCO

GENERAL INFORMATION

AUGUST 27, 2008

The following questions and answers are meant to summarily address some of the general questions you may have as an employee of SI International, Inc. regarding the proposed acquisition transaction with Serco North America.

BACKGROUND

Why does SI International plan to join forces with Serco North America?

Serco North America and SI International have built great reputations for providing innovative solutions and delivering substantial value to key Federal government customers.  By combining the ingenuity, creativity, and commitment of Serco and SI International employees, we can deliver expanded services to our existing customers and offer compelling solutions to new customers.

SI International broadens Serco’s client base and enhances Serco’s portfolio of mission-critical solutions.  SI International’s customer base is highly complementary to Serco.  Serco has strong relationships with the U.S. Army and Navy, and SI International will add customer relationships with the U.S. Air Force, the intelligence community and over 15 Federal civilian agencies which include the Department of Homeland Security, the Department of State, and Federal Retirement Thrift Investment Board.  SI International’s strengths in IT services, enterprise architectures, and business process outsourcing will enable Serco’s clients to benefit from a broader range of mission-critical services.

By joining the Serco team, this transaction will propel SI International to becoming part of a $6 billion world leader in government services transformation.  We will have greater scale and broader combined skills to handle more complex and larger projects.

As you know, there has been a substantial consolidation of service providers in the Federal market with progressively fewer large companies having a commanding presence.  We believe SI International and Serco combined can exert more strength in the marketplace and offer a richer mix of skills and technologies to our present and prospective customers.

Who is Serco?

Serco Inc. is the North American business unit of one of the world’s leading and most admired service companies, Serco Group plc, a publicly traded company organized under the laws of the United Kingdom and Wales.  Serco is a global management services company that advises, designs, integrates and delivers innovative service solutions that help U.S. military, government and commercial customers improve processes, achieve mission objectives and exceed ever-increasing public expectations.  Serco established its North American foothold in 1994 when it was incorporated in North America, acquiring companies that shared a similar vision of transforming how public services are delivered. In 2005, Serco Inc. acquired Resource Consultants Inc. (RCI).

At-A-Glance

•                  Approximately 7,000 employees across North America; 40,000 employees worldwide in 38 countries

•                  Management offices in 17 states and provinces

•                  100+ contracts in human capital management, enterprise management, transportation management and homeland security and force protection

•                  $6 billion parent company—Serco Group plc — a leading global services provider

More information about Serco North America can be found at www.serco-na.com.

When will the acquisition become effective?

The objective is to close the acquisition by the end of 2008 following the completion of certain activities and approval by SI International stockholders, regulatory approvals, and other customary closing conditions.  We will make a public announcement when the acquisition has closed.

Why is SI International being acquired by Serco?

Serco and SI International believe that this transaction best serves the interests of the customers and employees. While financial considerations were important, both firms carefully considered the long-term strategic and cultural fit to make sure that it would truly advance the companies’ business objectives to be unified. SI International determined that Serco had the strength of management, clear strategic direction, proven financial performance and the right mix of capabilities and customers to be an ideal fit for SI International.  By joining with Serco, SI International will be better positioned to serve its customers needs with a broader and deeper set of services. The acquisition will create significant opportunities for growth and professional development for SI International employees.  As part of a multi-billion dollar global company, Serco has the ability to access a broader range of capital options to support our combined growth objectives.

Since SI International as a public company, what can I say to others?

As a public company, SI International generally enjoys a higher degree of visibility in the marketplace and in the financial markets than a private company.  However, with the benefits of being a public company come a heightened level of responsibility that affects each and every employee. As a public company, SI International has a responsibility to ensure that all communications and other disclosures we make about our company are accurate, complete and conform to securities laws.  As such, employees should not discuss internal Company matters or developments with anyone outside of the Company (including family members, relatives and friends), except as required in the performance of employment duties.

Similarly, employees must refrain from discussing Company matters in public areas where they might be overheard.  Employees are specifically prohibited from participating in Internet message boards where SI International or Serco is a topic of discussion.

First, all requests for information from any person (including members of the media) concerning the Company or the proposed transaction should be referred to a Company Spokesperson.  SI International has designated the following individuals as spokespersons:

•                  Brad Antle, President and CEO

•                  Ted Dunn, EVP and CFO

•                  Alan Hill, VP, Corporate Communications and Investor Relations

They are the only parties authorized to make any public disclosures and will conduct all communications with investors, analysts and the media.

Second, as a public company, we have an obligation to ensure that all communications regarding the Company are in compliance with the requirements of the NASDAQ Global Select Market, Securities and Exchange Commission (SEC) and applicable securities laws.

THE FUTURE OF SI INTERNATIONAL FOLLOWING THE CLOSING OF THE ACQUISITION

Will SI International’s name be retained in any form?

Following closing of the acquisition, SI International’s operations will be fully integrated into Serco North America.  At some point following closing of the acquisition, all materials (including business cards, collateral material, web site, etc.) will be changed to reflect that we are a consolidated organization as Serco Inc. (North America).  All changes will be done in an orderly fashion and properly coordinated with our customers.  One of the strengths SI International and Serco bring to our customers and the market is the ability to integrate and deliver a set of merged capabilities to our collective customers in a cost effective manner..

Will any of our contracts be affected by this change?

None of SI International’s contracts should be affected by the acquisition.  This does not mean that we will not have to help some of our customers understand the change in ownership that is about to occur.  But more importantly, so far as the customer is concerned, they will still be getting the same great service from the same great team, and see the same faces every day.

Will SI International be retained as a single group under Serco following the acquisition?

Assuming the transaction closes as planned. SI International will be a wholly-owned subsidiary of Serco.

The most important objective is preserving the relationship between SI International’s direct performers and their customers.  SI International and Serco leadership will meet with SI International customers to explain the acquisition and ensure full continuity.  Some SI International line managers and project managers may report to Serco business units; a consolidated organizational chart will be developed as part of the integration process.

A parallel step will be to integrate SI International’s infrastructure with Serco’s infrastructure.  Staff organizations such as Accounting, HR, IT, Facilities, Contracts, and Sales & Marketing will likely be combined with their counterparts at Serco’s headquarters.  The details will be analyzed and determined by the combined leadership teams.

How will our systems be integrated after the acquisition is closed?

Once the acquisition is closed, every SI International employee will be able to take advantage of Serco’s capabilities.  As the integration process continues, other changes will be made to streamline and simplify support services.  Serco and SI International systems experts will complete a detailed assessment of network and systems integration requirements.  A detailed transition plan will be developed to minimize any impact on SI International projects or employees.

RESOURCES FOR ADDITIONAL QUESTIONS OR PERSONAL INQUIRIES

The Human Resources Organization for SI International will support a toll-free telephone hotline with a dedicated voice-mailbox and email for transition questions.  The questions that you submit to our email-box or the toll-free telephone hotline will be collected daily with the responses provided through a weekly transition newsletter that will be posted on Insider and provided to SI International managers for distribution to their employees.  Your personal information will be kept in the utmost confidentiality throughout this process, and you will not be personally identified with any public communication of questions and responses.  If your question is personal in nature and is not relevant to the rest of the SI International population, we will return your e-mail or call personally within 48 hours.

To submit your question using the telephone hotline:

( Metro DC Area Employees Dial	703.234.7038

( Out of Area Employees Dial Toll-Free	1.800.337.1858
(Also Toll-Free from International locations)

To submit your question by email:  si-questions@si-intl.com

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These FAQs may contain forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties. Such risks include, without limitation, the risk that the transaction will not be consummated as a result of the failure of any of the conditions precedent, such as the ability to obtain government approvals required for closing the transaction. SI International undertakes no duty to update any forward-looking statements to conform the statement to actual results or changes in expectations that may arise after the date of this release. We caution you not to place undue reliance upon any such forward-looking statements.

These FAQs are not a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell shares of SI International, and is not a substitute for any proxy statement, tender offer statement or other filing that may be made with the Securities and Exchange Commission (“SEC”) with respect to the proposed transaction. SI International intends to file and deliver all forms, proxy statements, notices and other documents required under state and federal law regarding the proposed transaction. SI International will be filing preliminary proxy materials with the SEC for the special meeting of stockholders to be held to vote on the proposed merger. Upon completion of the SEC’s review of the preliminary proxy materials, SI International will call a special meeting of its stockholders to vote on the merger and will file with the SEC and mail to SI International’s stockholders definitive proxy materials. Before making any voting or investment decisions, investors and stockholders of SI International are urged to read the definitive proxy materials regarding the merger transaction carefully in their entirety when they become available, because they will contain important information about the proposed transaction, including, among other things, the recommendation of SI International’s board of directors in respect of the merger. Copies of the definitive proxy materials and any amendments or supplements thereto may be obtained without charge, as they become available, at the SEC’s website at www.sec.gov or at SI International’s website at www.si-intl.com. Investors and stockholders also may obtain a free copy of the definitive proxy statement, when it becomes available, and other documents filed with, or furnished to, the SEC from SI International by directing a written request to SI International, Inc., 12012 Sunset Hills Road, Suite 800, Reston, Virginia 20190, Attention: Company Secretary.

SI International and certain of its directors, executive officers and management employees and other persons, and Serco Group plc and Serco Inc. and certain of their directors and executive officers, may be deemed to be participants in the solicitation of proxies from SI International’s stockholders in favor of the approval of the transaction. Information regarding SI International’s directors, executive officers and management employees and their respective interests in SI International by security holdings or otherwise is set forth in SI International’s Proxy Statement on Schedule 14A for its 2008 Annual Meeting of Stockholders, filed with the SEC on April 18, 2008. Information regarding Serco Group plc’s directors and executive officers is available in its 2007 Annual Review and Accounts available at www.serco.com.  Information regarding Serco Inc.’s directors and executive officers is available at www.serco-na.com.